Exhibit 21.1

SUBSIDIARIES OF CHC GROUP LTD.

The following table sets forth the name and state or other jurisdiction of incorporation of CHC Group Ltd.’s subsidiaries. Except as otherwise indicated, each subsidiary is wholly owned, directly or indirectly, by CHC Group Ltd. and does business under its corporate name.

38286 Bermuda Ltd.	Bermuda

Aviation Personnel Recruitment & Management (APRAM) Ltd.	Cyprus

BHH – Brazilian Helicopter Holdings SA*	Brazil

BHS – Brazilian Helicopter Services Taxi Aereo SA*	Brazil

Brintel Helicopters Limited	Scotland

CHC Philippines, Inc. (formerly Canadian Helicopters Philippines Intl. Inc.)**	Philippines

Capital Aviation Services B.V.	Netherlands

CHC Helicopters (Mauritius) Limited	Mauritius

CHC (Cameroon) S.A.**	Cameroon

CHC (Chad) S.A.	Chad

CHC Capital (Barbados) Limited	Barbados

CHC Cayman Investments I Ltd.	Cayman Islands

CHC Cayman Investments II Ltd.	Cayman Islands

CHC Den Helder B.V.	Netherlands

CHC Denmark ApS (aka Brintel Aps)**	Denmark

CHC Global Operations (2008) Inc.	Canada

CHC Global Operations (Cyprus) Limited	Cyprus

CHC Global Operations (Netherlands) B.V.	Netherlands

CHC Global Operations Canada (2008) Inc.	Canada

CHC Global Operations International Inc.	Canada

CHC Helicopter Holding S.à r.l.	Luxembourg

CHC Helicopter S.A.	Luxembourg

CHC Helicopter Support Services (US) Inc.	Delaware

CHC Helicopter Tanzania Limited	Tanzania

CHC Helicopters (Africa) (Pty) Ltd.	South Africa

CHC Helicopters (Africa) Equatorial Guinea Inc. (formerly CHC Helicopters International Equatorial Guinea Inc.)*	Equatorial Guinea

CHC Helicopters (Barbados) Limited	Barbados

CHC Helicopters Canada Inc.**	Canada

CHC Helicopters Netherlands B.V.**	Netherlands

CHC Helikopter Service AS (formerly CHC Norway AS)**	Norway

CHC Holding (UK) Limited (formerly Canadian Helicopters (UK) Limited)	Scotland

CHC Holding NL B.V.	Netherlands

CHC Hoofddorp B.V.	Netherlands

CHC Ireland Limited**	Ireland

CHC Labuan Inc.	Malaysia

CHC Leasing (Barbados) Limited	Barbados

CHC Leasing (Ireland) Limited (formerly Justinvale Limited)	Ireland

CHC Netherlands B.V.	Netherlands

CHC Norway Acquisition Co AS	Norway

CHC Reinsurance S.A.	Luxembourg

CHC Scotia Limited**	England and Wales

CHC South East Asia Company Limited*	Thailand

CHC Sweden AB	Sweden

Court Air (Proprietary) Limited	South Africa

Court Helicopter Services (Proprietary) Limited	South Africa

EEA Helicopter Operations B.V.**	Netherlands

Den Helder Airport (CV)**	Netherlands

FR Horizon Swapco Ltd.	Cayman

Helicopter Services Group AS	Norway

Helideck Certification Agency Limited*	Scotland

Heli-One (Aruba) A.V.V.	Aruba

Heli-One (Europe) AS	Norway

Heli-One (Netherlands) B.V.	Netherlands

Heli-One (Norway) AS	Norway

Heli-One (U.S.) Inc.	Delaware

Heli-One (UK) Limited	Scotland

Heli-One American Leasing Inc.	Canada

Heli-One American Support, LLC	Delaware

Heli-One Australia Pty. Limited	Australia

Heli-One Canada Inc.	Canada

Heli-One Defence B.V.	Netherlands

Heli-One Holdings (UK) Limited	England & Wales

Heli-One Leasing (Norway) AS	Norway

Heli-One Leasing Inc.	Canada

Heli-One USA Inc.	Texas

Heliworld Leasing Limited	England & Wales

Horizon I Participações Ltda.*	Brazil

Integra Leasing AS	Norway

Inter Aviation Support (IAS) Ltd.	Cyprus

Lloyd Bass Strait Helicopters Pty. Ltd.	Australia

Lloyd Helicopter Services Limited	Scotland

Lloyd Helicopter Services Pty. Ltd.	Australia

Lloyd Helicopters International Pty. Ltd.	Australia

Lloyd Helicopters Pty. Ltd.	Australia

CHC Helicopter Australia Pty Ltd	Australia

Management Aviation Limited	England and Wales

Nigeravia S.A.**	Niger

OSCO & CHL Arabian Co. Ltd.*	Saudi Arabia

Heli-One (Poland) Sp. z o.o. (formerly Robledo Sp. z o.o.)	Poland

Schreiner Airtax Argentina S.A.**	Argentina

Schreiner Airways Panama Operating S.A.	Panama

Schreiner Airways Panama S.A.	Panama

Servicio Aero Litoral Ltda.**	Chile

Slemon Park Corporation**	Prince Edward Island, Canada

Thai Aviation Services Limited**	Thailand

Vinland Denmark A/S	Denmark

FR Horizon Topco S.à r.l.	Luxembourg

Horizon Newco S.à r.l.	Luxembourg

FR Horizon Holding S.à r.l.	Luxembourg

6922767 Holding S.à r.l.	Luxembourg

*	CHC Group Ltd. directly or indirectly owns a majority of the outstanding shares or interests
**	CHC Group Ltd. directly or indirectly owns less than 50% of the outstanding shares or interests.

4